

welltower

4Q15 | Supplemental Information

Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care	Hospitals
			Beds/Unit Mix					
Seniors housing triple-net	12	477	43,503	11,640	23,817	7,048	998	-
Long-term/post-acute care	22	293	35,146	-	1,258	170	33,718	-
Hospital	3	4	197	-	-	-	-	197
Seniors housing operating	13	442	51,218	24,528	17,885	8,541	264	-

	Average Age	Properties	Square Feet
Outpatient medical	12	254	16,691,445
Land parcels		12	
Total	**15**	**1,482**	

NOI Performance

	Same Store[1]							Core Portfolio[2]			
	Properties		4Q14 Cash NOI		4Q15 Cash NOI	% Change		Properties		Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	342	$	115,708	$	119,406	3.2%		446	$	593,456	28.2%
Long-term/post-acute care[3]	240		90,501		93,266	3.1%		291		438,688	20.8%
Hospital[4]	-		-		-	-		4		21,532	1.0%
Seniors housing operating	341		154,411		159,539	3.3%		431		751,368	35.6%
Outpatient medical	211		67,731		69,834	3.1%		233		302,588	14.4%
Total	**1,134**	**$**	**428,351**	**$**	**442,045**	**3.2%**		**1,405**	**$**	**2,107,632**	**100.0%**

Portfolio Performance

Stable Portfolio[5]	Occupancy	EBITDAR Coverage[6]	EBITDARM Coverage[6]	Facility Revenue Mix: Private Pay	Medicaid	Medicare	Other Government[7]
Seniors housing triple-net	89.0%	1.11x	1.28x	92.1%	3.2%	1.8%	2.9%
Long-term/post-acute care	85.7%	1.40x	1.74x	25.5%	42.6%	31.9%	0.0%
Seniors housing operating	91.6%	n/a	n/a	98.4%	0.1%	0.3%	1.2%
Outpatient medical	95.1%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.24x**	**1.49x**	**88.8%**	**5.7%**	**4.4%**	**1.1%**

Notes:
(1) See page 30 for reconciliation.
(2) Excludes land parcels, loans, developments and investments held for sale. See page 28 for reconciliation.
(3) Same store cash NOI for these property types represents rent cash receipts excluding the impact of expansions.
(4) Core hospitals are all in the Greater London area and have an average revenue mix of 80% outpatient and 92% private pay.
(5) Data as of December 31, 2015 for seniors housing operating and outpatient medical and September 30, 2015 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2010
2011
2012
2013
2014
1Q15
2Q15
3Q15
4Q15
Existing relationships
New relationships

Gross Investments

	2010	2011	2012	2013	2014	1Q15	2Q15	3Q15	4Q15	Quarterly Average
Existing	$ 1,413,956	$ 1,775,101	$ 3,580,331	$ 4,128,843	$ 2,018,581	$ 1,796,535	$ 484,544	$ 296,183	$ 1,129,900	$ 692,666
New	1,595,070	4,037,672	1,184,398	1,226,188	1,561,250	433,040	142,501	178,120	358,859	446,546
Total	$ 3,009,026	$ 5,812,773	$ 4,764,729	$ 5,355,031	$ 3,579,831	$ 2,229,575	$ 627,045	$ 474,303	$ 1,488,759	$ 1,139,212
% Existing	47%	31%	75%	77%	56%	81%	77%	62%	76%	61%

Detail of Acquisitions/JVs

	2010	2011	2012	2013	2014	1Q15	2Q15	3Q15	4Q15	Total
Count	25	36	47	20	41	13	11	9	11	213
Total	$ 2,553,376	$ 5,372,098	$ 3,716,526	$ 4,923,740	$ 2,981,276	$ 1,644,807	$ 527,075	$ 360,714	$ 1,233,316	$ 23,312,928
Low	7,250	825	4,330	6,086	3,500	6,080	18,375	14,625	19,500	825
Median	33,400	30,645	31,080	45,990	31,150	35,600	21,612	26,395	53,600	31,525
High	599,371	2,400,000	509,465	2,328,630	880,157	374,949	142,500	128,940	437,472	2,400,000

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
October	$ 708,958	6.1%	$ 12,180	11.2%	$ -	0.0%	$ 10,106	10.6%
November	345,576	6.8%	6,840	10.9%	18,942	9.0%	2,237	14.0%
December	178,782	7.3%	143,775	8.9%	-	0.0%	212,264	8.9%
Total	**$ 1,233,316**	**6.5%**	**$ 162,795**	**9.1%**	**$ 18,942**	**9.0%**	**$ 224,607**	**9.0%**

Notes:

(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Fourth Quarter 2015					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	26	1,511	units	$ 276,225	$ 191,678	6.4%
Long-term/post-acute care	5	683	beds	75,113	109,975	7.9%
Seniors housing operating	34	6,162	units	846,478	208,957	6.4%
Outpatient medical	2	155,314	sf	35,500	229	6.4%
Total acquisitions	**67**			**$ 1,233,316**		**6.5%**
Development[2]						
Development projects:						
Seniors housing triple-net	13	1,345	units	44,249		
Long-term/post-acute care	2	254	beds	3,403		
Seniors housing operating	12	916	units	10,783		
Outpatient medical	7	482,705	sf	31,555		
Total development projects	**34**			**$ 89,990**		
Expansion projects:						
Seniors housing triple-net	1	10	units	1,147		
Seniors housing operating	1	18	units	1,511		
Total expansion projects	**2**			**$ 2,658**		
Total development	**36**			**$ 92,648**		**7.5%**
Loan advances[3]				**162,795**		**9.1%**
Gross investments				**$ 1,488,759**		**6.8%**
Dispositions[4]						
Long-term/post-acute care	2	273	beds	8,600	31,502	10.5%
Hospital	1	91	beds	124,015	1,376,563	9.1%
Outpatient medical	1	47,648	sf	6,802	143	5.6%
Real property dispositions	**4**			**$ 139,417**		**9.0%**
Equity investment	1	108,000	sf	15,500	287	7.3%
Loans receivable				69,690		9.4%
Total dispositions	**5**			**$ 224,607**		**9.0%**
Net investments				**$ 1,264,152**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Year-To-Date 2015					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	58	4,433	units	$ 901,855	$ 206,464	6.7%
Long-term/post-acute care	14	1,594	beds	253,474	159,018	7.7%
Seniors housing operating	82	10,763	units	2,093,482	250,685	6.2%
Hospital	4	197	beds	346,604	1,759,411	6.3%
Outpatient medical	11	618,112	sf	170,499	801	6.0%
Total acquisitions	**169**			**$ 3,765,914**		**6.5%**
Development[2]						
Development projects:						
Seniors housing triple-net	19	1,823	units	139,061		
Long-term/post-acute care	2	254	beds	12,231		
Seniors housing operating	13	986	units	97,649		
Outpatient medical	7	533,762	sf	70,473		
Total development projects	**41**			**$ 319,414**		
Expansion projects:						
Seniors housing triple-net	6	174	units	15,652		
Seniors housing operating	1	18	units	4,403		
Total expansion projects	**7**			**$ 20,055**		
Total development	**48**			**$ 339,469**		**7.9%**
Loan advances[3]				**714,301**		**8.6%**
Gross investments				**$ 4,819,684**		**6.9%**
Dispositions[4]						
Seniors housing triple-net	10	893	units	$ 120,549	$ 134,993	4.8%
Long-term/post-acute care	14	1,870	beds	196,012	104,819	8.7%
Hospital	1	91	beds	124,015	1,376,563	9.1%
Outpatient medical	3	119,935	sf	19,101	183	7.2%
Real property dispositions	**28**			**$ 459,677**		**7.7%**
Equity investments	8	1,296,346	sf	589,000	1,278	5.1%
Loans receivable				130,850		8.8%
Total dispositions	**36**			**$ 1,179,527**		**6.5%**
Net investments				**$ 3,640,157**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Property Acquisitions/Joint Ventures Detail

Seniors Housing Operating

Operator	Units	Location				MSA
Discovery Senior Living	359	4800 Aston Gardens Way	Naples	Florida	US	Naples
Discovery Senior Living	325	5999 University Drive	Parkland	Florida	US	Miami
Discovery Senior Living	326	231 Courtyards	Sun City	Florida	US	Tampa
Discovery Senior Living	252	1311 Aston Gardens Court	Sun City	Florida	US	Tampa
Discovery Senior Living	327	12951 W Linebaugh Avenue	Tampa	Florida	US	Tampa
Discovery Senior Living	341	1000 Aston Gardens Drive	Venice	Florida	US	Sarasota
Revera	104	611 Farmstead Drive	Milton	Ontario	CA	Toronto
Revera	237	100 Ken Whillans Drive	Brampton	Ontario	CA	Toronto
Revera	242	2455 Boulevard Rome	Brossard	Quebec	CA	Montréal
Revera	197	70 Rue Levis	Longueuil	Quebec	CA	Montréal
Revera	418	1705 Avenue Victoria	Saint-Lambert	Quebec	CA	Montréal
Revera	142	333 rue Querbes	Vaudreuil	Quebec	CA	Montréal
Revera	89	12241 224th Street	Maple Ridge	British Columbia	CA	Vancouver
Revera	105	110 Berrigan Drive	Ottawa	Ontario	CA	Ottawa
Revera	174	751 Peter Morand Crescent	Ottawa	Ontario	CA	Ottawa
Revera	141	1 Eaton Street	Ottawa	Ontario	CA	Ottawa
Revera	132	691 Valin Street	Ottawa	Ontario	CA	Ottawa
Revera	116	22 Barnstone Drive	Ottawa	Ontario	CA	Ottawa
Revera	119	990 Hunt Club Road	Ottawa	Ontario	CA	Ottawa
Revera	172	2 Valley Stream Drive	Ottawa	Ontario	CA	Ottawa
Revera	153	2220-162nd Avenue SW	Calgary	Alberta	CA	Calgary
Revera	154	3100 - 22 Street	Red Deer	Alberta	CA	Red Deer
Revera	151	10 Inglewood Drive	Red Deer	Alberta	CA	Red Deer
Revera	173	25 Keil Drive North	Chatham	Ontario	CA	Chatham
Revera	130	81 Grand Avenue	London	Ontario	CA	London
Revera	131	425 rue Claude de Ramezay	Marieville	Quebec	CA	
Revera	100	15987 Simcoe Street	Port Perry	Ontario	CA	
Revera	103	35 des Cedres	Riviere-du-Loup	Quebec	CA	Riviere-du-Loup
Revera	213	230-235 rue Des Chenes	Riviere-du-Loup	Quebec	CA	Riviere-du-Loup
Revera	164	1801 McIntyre Street	Regina	Saskatchewan	CA	Regina
Revera	75	64 Portugal Cove Road	St. John's	Newfoundland and Labrador	CA	St. John's
Revera	114	110 First Street	Welland	Ontario	CA	St. Catharines
Brookdale Senior Living	99	90 West Avenue	Brockport	New York	US	Rochester
Brookdale Senior Living	84	27 Woodvale Road	Queensbury	New York	US	Glen Falls
Subtotal	6,162					

Property Acquisitions/Joint Ventures Detail (continued)

Operator	Units	Location				MSA
Seniors Housing Triple-Net						
Cascade Living Group	120	8151 E Speedway Boulevard	Tucson	Arizona	US	Tucson
Chelsea Senior Living	117	319 Forsgate Drive	Monroe Township	New Jersey	US	New York
Chicago Pacific Founders	41	1301 N 4th Street	Atchison	Kansas	US	Atchison
Chicago Pacific Founders	38	321 Crimson Avenue	Baldwin City	Kansas	US	Lawrence
Chicago Pacific Founders	34	1820 E River Street	Eureka	Kansas	US	
Chicago Pacific Founders	27	2111 E Washington Street	Fredonia	Kansas	US	
Chicago Pacific Founders	39	869 Juniper Terrace	Gardner	Kansas	US	Kansas City
Chicago Pacific Founders	41	410 Juniper Drive	Holton	Kansas	US	Topeka
Chicago Pacific Founders	43	400 Kansas Avenue	Hiawatha	Kansas	US	
Chicago Pacific Founders	38	8710 Caenen Lake Road	Lexana	Kansas	US	Kansas City
Chicago Pacific Founders	37	202 Rogers Street	Louisburg	Kansas	US	Kansas City
Chicago Pacific Founders	22	400 Fir Street	Neodesha	Kansas	US	
Chicago Pacific Founders	31	1403 Laing Street	Osage City	Kansas	US	Topeka
Chicago Pacific Founders	33	14430 Metcalf Avenue	Overland Park	Kansas	US	Kansas City
Chicago Pacific Founders	40	2250 S Elm Street	Ottawa	Kansas	US	Ottawa
Chicago Pacific Founders	38	1520 Parker Avenue	Osawatomie	Kansas	US	Kansas City
Chicago Pacific Founders	41	601 N. East Street	Paola	Kansas	US	Kansas City
Chicago Pacific Founders	41	120 W 8th Street	Tonganoxie	Kansas	US	Kansas City
Chicago Pacific Founders	29	1607 4th Street	Wamego	Kansas	US	Manhattan
Chicago Pacific Founders	34	900 N Bayshore Drive	Wichita	Kansas	US	Wichita
New Perspective Senior Living	129	3810 Alder Avenue	Eagan	Minnesota	US	Minneapolis
New Perspective Senior Living	62	828 1st Street NE	Faribault	Minnesota	US	Faribault
New Perspective Senior Living	117	100 Dublin Road	Mankato	Minnesota	US	Mankato
New Perspective Senior Living	107	4685 Park Nicollet Avenue	Prior Lake	Minnesota	US	Minneapolis
New Perspective Senior Living	107	2750 North Victoria Street	Roseville	Minnesota	US	Minneapolis
New Perspective Senior Living	105	750 Mississippi River	St. Paul	Minnesota	US	Minneapolis
Subtotal	1,511					
Long-Term/Post-Acute Care						
The Ensign Group, Inc.	100	8900 Parallel Parkway	Kansas City	Kansas	US	Kansas City
Genesis Healthcare	158	475 Jack Martin Boulevard	Brick	New Jersey	US	New York
Genesis Healthcare	154	201 New Road	Linwood	New Jersey	US	Atlantic City
Genesis Healthcare	110	56 Hamilton Avenue	Passaic	New Jersey	US	New York
Genesis Healthcare	161	1351 Old Freehold Road	Toms River	New Jersey	US	New York
Subtotal	683					

Outpatient Medical

Health System	Square Feet	Location				MSA
Columbia Medical Campus	155,314	5450 & 5500 Knoll N Drive	Columbia	Maryland	US	Baltimore

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties		Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living	143	$	- $	- $	- $	297,876 $	- $	297,876	14.1%
Genesis Healthcare	185		6,212	279,292	-	-	-	285,504	13.5%
Brookdale Senior Living	147		135,416	-	-	23,780	-	159,196	7.6%
Revera	97		-	-	-	108,088	-	108,088	5.1%
Benchmark Senior Living	47		-	-	-	94,072	-	94,072	4.5%
Brandywine Senior Living	27		67,808	-	-	-	-	67,808	3.2%
Belmont Village	21		-	-	-	61,400	-	61,400	2.9%
Senior Lifestyle	30		54,168	-	-	-	-	54,168	2.6%
Avery Healthcare	41		48,832	-	-	-	-	48,832	2.3%
Silverado Senior Living	27		7,688	-	-	31,616	-	39,304	1.9%
Remaining	640		273,332	159,396	21,532	134,536	302,588	891,384	42.3%
Total	**1,405**	**$**	**593,456 $**	**438,688 $**	**21,532 $**	**751,368 $**	**302,588 $**	**2,107,632**	**100.0%**

By Country:	Total Properties		Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,161	$	528,140 $	432,496 $	- $	517,160 $	302,588 $	1,780,384	84.4%
United Kingdom	89		55,320	-	21,532	91,164	-	168,016	8.0%
Canada	155		9,996	6,192	-	143,044	-	159,232	7.6%
Total	**1,405**	**$**	**593,456 $**	**438,688 $**	**21,532 $**	**751,368 $**	**302,588 $**	**2,107,632**	**100.0%**

By MSA:	Total Properties		Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Hospital	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	62	$	64,632 $	26,212 $	- $	48,228 $	4,612 $	143,684	6.8%
Philadelphia	53		31,104	58,340	-	5,900	20,260	115,604	5.5%
Greater London	36		14,576	-	21,532	57,836	-	93,944	4.5%
Los Angeles	53		3,512	-	-	64,940	19,024	87,476	4.2%
Boston	42		1,688	18,412	-	52,684	988	73,772	3.5%
Dallas	47		24,616	3,476	-	12,692	27,676	68,460	3.2%
Chicago	28		20,912	4,912	-	26,856	3,540	56,220	2.7%
Seattle	28		23,944	-	-	15,048	12,556	51,548	2.4%
Washington D.C.	23		6,168	20,768	-	19,416	-	46,352	2.2%
Houston	22		2,448	1,480	-	8,200	22,892	35,020	1.7%
Toronto	26		-	-	-	34,064	-	34,064	1.6%
Atlanta	22		8,548	-	-	10,792	13,396	32,736	1.6%
Miami	29		10,404	1,860	-	3,812	15,508	31,584	1.5%
San Diego	12		-	2,608	-	26,468	1,340	30,416	1.4%
Indianapolis	17		12,580	9,444	-	-	7,904	29,928	1.4%
Minneapolis	18		10,632	-	-	5,892	11,436	27,960	1.3%
Milwaukee	15		7,056	4,232	-	-	15,088	26,376	1.3%
Kansas City	22		7,876	1,524	-	8,912	6,176	24,488	1.2%
San Francisco	9		12,116	-	-	10,944	-	23,060	1.1%
Baltimore	17		-	18,456	-	-	3,456	21,912	1.0%
Remaining	824		330,644	266,964	-	338,684	116,736	1,053,028	49.9%
Total	**1,405**	**$**	**593,456 $**	**438,688 $**	**21,532 $**	**751,368 $**	**302,588 $**	**2,107,632**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 28 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates over 300 premium private pay seniors housing communities with over 27,000 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2015, the Welltower portfolio consisted of 152 private pay seniors housing facilities in three countries.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,600 healthcare providers in 46 states and the District of Columbia. As of 12/31/2015, the Welltower portfolio consisted of 13 seniors housing properties and 174 long-term/post-acute care properties in 16 states.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 46 states and has the ability to serve over 110,000 residents. As of 12/31/2015, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 12/31/2015, the Welltower portfolio consisted of 97 private pay seniors housing facilities located across seven Canadian Provinces.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates 53 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 12/31/2015, the Welltower portfolio consisted of 50 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 28 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 12/31/2015, the Welltower portfolio consisted of 28 private pay seniors housing facilities in five states.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in 7 U.S. States and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2015, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 167 facilities in 27 states. As of 12/31/2015, the Welltower portfolio consisted of 30 private pay seniors housing facilities in ten states.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 12/31/2015, the Welltower portfolio consisted of 50 private pay seniors housing facilities in nine counties in England.

Silverado, located in Irvine, CA, is a privately held company that specializes in memory care, hospice care and home health services. Silverado operates 32 Memory Care facilities in urban and suburban markets in seven states. As of 12/31/2015, the Welltower portfolio consisted of 27 seniors housing facilities in six states.

Portfolio Performance - Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of total NOI[2]	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.5%		0.5%	6	1	1.0%	0.1%	1.0%	8	3
0.85x-0.95x		0.1%	0.1%	7	1		0.6%	0.6%	5	1
0.95x-1.05x	0.5%		0.5%	11	1	6.0%		6.0%	12	5
1.05x-1.15x	3.3%		3.3%	13	2	6.2%		6.2%	11	5
1.15x-1.25x	6.8%		6.8%	11	3	3.3%	0.5%	3.8%	13	6
1.25x-1.35x	2.9%		2.9%	12	6	0.8%	14.4%	15.1%	16	3
>1.35x	6.0%	18.8%	24.7%	14	21	2.6%	3.4%	6.0%	8	12
Total	**19.9%**	**18.8%**	**38.7%**	**13**	**35**	**19.9%**	**18.8%**	**38.7%**	**13**	**35**

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI[2]	Current on Rent[3]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Seniors housing triple-net	0.69x	0.47x	0.5%	√	√	√		
Long term/post-acute	0.93x	0.64x	0.1%	√	√	√		
Seniors housing triple-net	0.96x	0.82x	0.5%	√	√	√	√	
Long term/post-acute	1.43x	0.93x	0.5%	√	√	√		

Long-Term/Post-Acute Care NOI by Quality Mix

Quality Mix[4]	Properties	NOI (thousands)[2]	% of NOI
0-10%	1	$ 236	0.2%
10-20%	5	2,210	1.6%
20-30%	24	11,830	8.5%
30-40%	44	17,851	12.9%
40-50%	55	24,020	17.3%
50-60%	52	22,708	16.4%
60-70%	29	11,473	8.3%
70-80%	17	6,982	5.0%
80-90%	11	3,682	2.7%
90-100%	42	20,918	15.1%
Other[5]	14	16,684	12.0%
Total	294	$ 138,594	100.0%

Genesis Performance Summary[6]

Occupancy	87.7%
Quality mix[4]	48.3%
Facility-level EBITDARM Coverage	1.57
Facility-level EBITDAR Coverage	1.26
Corporate Fixed Charge Coverage[7]	1.29

Notes:

(1) Represents trailing twelve month coverage metrics as of September 30, 2015 for stable portfolio only. Excludes properties acquired during the time period. Agreements included represent 73% of total seniors housing triple-net, long-term/post-acute care and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment.

(2) See page 22 for NOI reconciliation.

(3) Rent is current if < 90 days outstanding as of December 31, 2015.

(4) Represents the quality mix for the quarter ending September 30, 2015. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(5) Represents interest income and NOI generated by properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide payer mix data for the quarter ending September 30, 2015.

(6) Data as of September 30, 2015. Occupancy, quality mix and facility-level payment coverage exclude four Welltower-developed properties that are in lease-up. EBITDAR/EBITDARM and coverage metrics are based on the trailing twelve months. Facility-level payment coverage is based on cash rent in the denominator. Corporate-level fixed charge coverage is based on cash rent and cash interest in the denominator.

(7) All properties are leased under a single master lease that matures in 2032. The master lease is fully guaranteed by the Genesis parent company. Fixed charge coverage is based on the pro forma trailing twelve months combined results of Genesis and Skilled Healthcare Group, before synergies.

(dollars and pounds sterling in thousands, except per bed/unit, at Welltower pro rata ownership)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1,3]		Industry Benchmarks[2]
Property age		22		36
Quality mix		57.4%		39.0%
EBITDARM per bed	$	20,729		DNA
EBITDARM margin		19.9%		12.9%

Seniors Housing Operating		US Portfolio[3,5,6]		Industry Benchmarks[4]
Property age		12		19
5 year total population growth		3.6%		3.5%
5 year 75+ population growth		11.5%		10.7%
Housing value	$	451,581	$	191,227
Household income	$	77,169	$	53,706
REVPOR (monthly)	$	6,550	$	4,309
SS REVPOR growth (average)		3.6%		2.2%
SSCNOI per unit (annual)	$	22,958	$	16,879
SSCNOI growth (average)		4.6%		DNA

		UK Portfolio[3,5,6]		Industry Benchmarks[7]
Property age		8		20
Units per property		80		38
5 year total population growth		3.2%		2.7%
5 year 75+ population growth		8.4%		8.4%
Housing value	£	413,658	£	250,473
REVPOR (monthly)	£	6,410	£	2,933
SS REVPOR growth (average)		2.2%		2.3%
SSCNOI per unit (annual)	£	21,367	£	7,950
SSCNOI growth (average)		-3.3%		DNA

		Canadian Portfolio[3,5,6]		Industry Benchmarks[8]
Occupancy		92.2%		91.1%
5 year total population growth		5.6%		5.0%
5 year 75+ population growth		11.2%		DNA
Housing value	$	537,148	$	394,481
Household income	$	102,851	$	89,484
REVPOR (monthly)	$	3,402	$	2,263
SS REVPOR growth (average)		2.3%		2.0%
SSCNOI per unit (annual)	$	14,234		DNA
SSCNOI growth (average)		2.7%		DNA

Notes:

(1) Welltower data as of September 30, 2015 for long-term/post-acute care. All metrics except age are based on Welltower's stable portfolio. EBITDARM per bed and EBITDARM margin figures represent trailing twelve months results.

(2) Property age per 4Q15 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per MedPAC March 2015 Report to Congress; EBITDARM margin per NIC Investment Guide/Valuation & Information Group. DNA = data not available.

(3) Property age, housing value and household income are NOI-weighted as of December 31, 2015. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent average performance of Welltower's same store portfolio over the past four quarters. See page 29 and 31 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 4Q15 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2015-2020 Nielsen projections; housing value and household income are the US median per Nielsen 2015; NOI per unit per The State of Seniors Housing 2015. DNA = data not available.

(5) REVPOR is based on total 4Q15 results. See page 29 for reconciliation.

(6) Represents the annual NOI per unit available based on trailing twelve months for those properties in the portfolio for 15 months preceding the end of the portfolio performance period. NOI per unit for UK portfolio in GBP calculated by taking NOI per unit in USD divided by a standardized GBP/USD rate of 1.5439. NOI per unit for Canadian portfolio in CAD calculated by taking NOI per unit in USD divided by a standardized CAD/USD rate of 1.2506. See page 31 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 27th Edition; population growth reflects 2015-2020 CACI projections; housing value represents UK average per CACI 2015; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2015 Care Homes Trading Performance Review and assumes a 5% management fee. DNA = data not available.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2015; population growth reflects 2015-2020 Environics projection; housing value and household income represents Canadian average per Environics 2015; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report. DNA = data not available.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 1.7% of our total annualized in-place NOI.

	Welltower			3-Mile Ring[1] Welltower									
MSA	Prop. / Units	Annualized In-Place NOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	NOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	28 / 2,975	$64,940	12.6%	1 / 74	1 / 138	$2,462	3.9%	9.8%	7,015	$71,807	$742,445	0.7%	1.9%
Boston	27 / 1,989	52,684	10.2%	2 / 214	2 / 144	4,403	4.1%	10.8%	3,193	89,520	507,589	2.1%	1.8%
New York	16 / 1,217	48,228	9.3%	1 / 170	1 / 63	2,805	1.4%	8.2%	5,508	96,489	484,419	0.9%	1.8%
Chicago	13 / 1,556	26,856	5.2%	6 / 661	6 / 586	9,172	1.3%	11.2%	3,463	72,597	272,964	4.9%	1.0%
San Diego	9 / 1,226	26,468	5.1%	2 / 128	2 / 203	649	4.3%	10.9%	4,818	75,412	626,120	0.1%	2.7%
Washington D.C.	7 / 597	19,416	3.8%	1 / 94	1 / 47	588	5.1%	13.7%	4,076	117,578	718,827	2.0%	1.1%
Seattle	9 / 860	15,048	2.9%	1 / 60	1 / 64	198	5.2%	13.0%	4,917	71,919	443,084	3.4%	2.9%
Dallas	7 / 975	12,692	2.5%	2 / 270	3 / 423	3,952	5.5%	22.6%	3,914	64,919	250,670	5.2%	3.0%
New Haven	6 / 688	12,448	2.4%	-	-	-	0.2%	5.4%	2,379	59,985	226,788	-0.1%	0.7%
San Jose	5 / 617	11,780	2.3%	-	-	-	6.1%	10.1%	6,630	89,146	756,705	-0.5%	5.1%
San Francisco	4 / 350	10,944	2.1%	-	-	-	4.7%	12.4%	4,776	89,639	799,552	2.5%	2.9%
Atlanta	8 / 771	10,792	2.1%	1 / 200	1 / 83	569	7.7%	23.3%	3,153	78,920	350,656	11.4%	3.4%
Norwalk	3 / 328	9,540	1.8%	-	-	-	3.0%	10.9%	1,725	95,474	440,218	5.5%	2.0%
Kansas City	6 / 785	8,912	1.7%	2 / 220	2 / 149	1,366	2.5%	10.9%	2,293	65,021	228,160	4.6%	1.2%
Detroit	5 / 300	8,780	1.7%	-	-	-	0.9%	5.4%	3,687	70,331	222,358	4.4%	1.8%
Hartford	4 / 352	8,332	1.6%	-	-	-	1.1%	5.8%	1,294	81,473	283,283	0.2%	2.0%
Providence	4 / 515	8,216	1.6%	-	-	-	0.4%	8.6%	3,176	75,999	299,744	0.3%	2.1%
Houston	6 / 558	8,200	1.6%	-	-	-	7.6%	27.2%	3,563	74,307	329,354	6.2%	0.8%
Phoenix	6 / 678	7,980	1.5%	-	-	-	6.2%	17.6%	3,057	62,212	268,563	3.2%	2.6%
Tampa	3 / 905	7,148	1.4%	-	-	-	9.7%	17.1%	1,272	60,951	208,234	0.8%	3.3%
Denver	3 / 509	6,160	1.2%	-	-	-	7.4%	15.2%	3,728	67,079	311,924	7.0%	2.0%
Philadelphia	5 / 374	5,900	1.1%	-	-	-	0.9%	5.2%	1,902	87,564	366,394	0.2%	1.2%
Minneapolis	4 / 336	5,892	1.1%	-	-	-	3.9%	8.9%	2,781	67,689	285,237	6.4%	1.6%
Portland, ME	2 / 240	5,608	1.1%	-	-	-	2.1%	6.9%	409	76,587	309,366	0.3%	1.6%
Worcester	4 / 271	5,164	1.0%	-	-	-	1.6%	5.5%	2,409	50,838	247,487	2.6%	2.1%
Total - Top 25	194 / 19,972	$408,128	78.9%	19 / 2,091	20 / 1,900	$26,164	3.8%	11.7%	4,092	$80,246	$486,772	2.3%[10]	2.0%[10]
All Other US SHO Markets	55 / 6,859	109,032	21.1%	10 / 1,151	8 / 919	10,446	3.2%	10.4%	2,410	66,366	329,563		
Total US SHO	249 / 26,831	$517,160	100.0%	29 / 3,242	28 / 2,819	$36,610	3.6%	11.5%	3,723	$77,169	$451,581		
% of Total NOI						1.7%							
US National Average							3.5%	10.7%	91	$53,706	$191,227	3.3%[11]	2.1%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized in-place NOI. See pages 7 and 28 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2015-2020.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2015 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q15. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations.

(9) Annual job growth data represents MSA level growth from November 2014-November 2015 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 3.4% of our total annualized in-place NOI.

	Welltower			5-Mile Ring[1] Welltower									
MSA	Prop. / Units	Annualized In-Place NOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	NOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	28 / 2,975	$64,940	12.6%	1 / 74	2 / 258	$2,623	3.8%	9.8%	6,841	$66,128	$683,972	0.7%	1.9%
Boston	27 / 1,989	52,684	10.2%	6 / 529	4 / 278	8,472	4.2%	10.8%	2,966	85,996	483,379	2.1%	1.8%
New York	16 / 1,217	48,228	9.3%	3 / 326	3 / 218	8,388	1.5%	8.3%	5,102	91,694	463,813	0.9%	1.8%
Chicago	13 / 1,556	26,856	5.2%	12 / 1,290	8 / 803	11,374	1.0%	11.6%	3,168	74,229	282,878	4.9%	1.0%
San Diego	9 / 1,226	26,468	5.1%	3 / 192	3 / 369	2,372	4.9%	10.6%	4,408	72,711	606,929	0.1%	2.7%
Washington D.C.	7 / 597	19,416	3.8%	3 / 302	3 / 218	4,245	5.6%	15.5%	4,180	111,523	669,126	2.0%	1.1%
Seattle	9 / 860	15,048	2.9%	2 / 164	2 / 108	457	5.5%	15.0%	4,623	72,560	438,210	3.4%	2.9%
Dallas	7 / 975	12,692	2.5%	4 / 464	3 / 423	4,177	5.7%	20.1%	3,705	60,832	232,990	5.2%	3.0%
New Haven	6 / 688	12,448	2.4%	-	-	-	0.5%	6.2%	2,355	58,920	236,344	-0.1%	0.7%
San Jose	5 / 617	11,780	2.3%	-	-	-	6.1%	11.4%	5,469	91,119	777,653	-0.5%	5.1%
San Francisco	4 / 350	10,944	2.1%	1 / 155	1 / 78	2,221	4.8%	12.2%	4,113	84,597	810,563	2.5%	2.9%
Atlanta	8 / 771	10,792	2.1%	2 / 238	2 / 175	789	7.5%	23.9%	2,853	74,948	337,889	11.4%	3.4%
Norwalk	3 / 328	9,540	1.8%	-	-	-	3.1%	10.5%	1,882	75,680	379,772	5.5%	2.0%
Kansas City	6 / 785	8,912	1.7%	3 / 335	3 / 241	2,867	3.0%	9.9%	2,161	63,287	208,507	4.6%	1.2%
Detroit	5 / 300	8,780	1.7%	1 / 104	1 / 52	1,313	0.8%	6.9%	3,680	62,743	184,358	4.4%	1.8%
Hartford	4 / 352	8,332	1.6%	-	-	-	0.9%	5.4%	1,218	78,480	276,205	0.2%	2.0%
Providence	4 / 515	8,216	1.6%	1 / 58	1 / 120	1,084	0.7%	9.8%	2,468	76,160	308,817	0.3%	2.1%
Houston	6 / 558	8,200	1.6%	2 / 285	3 / 318	1,974	7.9%	27.4%	3,540	66,501	256,609	6.2%	0.8%
Phoenix	6 / 678	7,980	1.5%	1 / 91	1 / 144	1,527	6.6%	18.3%	2,884	56,888	236,072	3.2%	2.6%
Tampa	3 / 905	7,148	1.4%	-	-	-	10.1%	14.9%	1,281	53,776	177,762	0.8%	3.3%
Denver	3 / 509	6,160	1.2%	1 / 51	1 / 206	376	6.8%	16.7%	3,847	68,030	308,773	7.0%	2.0%
Philadelphia	5 / 374	5,900	1.1%	-	-	-	1.1%	5.6%	2,142	78,868	342,501	0.2%	1.2%
Minneapolis	4 / 336	5,892	1.1%	-	-	-	4.5%	9.5%	3,348	60,936	258,408	6.4%	1.6%
Portland, ME	2 / 240	5,608	1.1%	-	-	-	1.8%	7.7%	286	77,428	322,575	0.3%	1.6%
Worcester	4 / 271	5,164	1.0%	-	-	-	1.8%	6.5%	1,787	53,306	245,259	2.6%	2.1%
Total - Top 25	194 / 19,972	$408,128	78.9%	46 / 4,658	41 / 4,009	$54,258	3.9%	12.0%	3,873	$76,331	$462,914	2.3%[10]	2.0%[10]
All Other US SHO Markets	55 / 6,859	109,032	21.1%	18 / 2,134	13 / 1,470	18,170	3.4%	10.9%	2,144	61,924	308,129		
Total US SHO	249 / 26,831	$517,160	100.0%	64 / 6,792	54 / 5,479	$72,429	3.8%	11.8%	3,493	$73,132	$428,540		
% of Total NOI						3.4%							
US National Average							3.5%	10.7%	91	$53,706	$191,227	3.3%[11]	2.1%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized in-place NOI. See pages 7 and 28 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2015-2020.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2015 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q15. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from November 2014-November 2015 per Bureau of Labor Statistics. Total - Top 25 Annual Job Growth is weighted by NOI.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

New Supply in Our U.S. Seniors Housing Operating Portfolio

Each market is unique due to population density, town lines, geographic barriers, roads/infrastructure and the amount and quality of competitive properties. The data and the numbers do not tell the entire story. Therefore we have provided below some context for each of our properties that will be subject to new supply. The following commentary provides further context behind the new supply table on page 11, particularly as it relates to the potential impact to Welltower's NOI.

Los Angeles

We own a 138 unit community in the Los Angeles MSA managed by Belmont Village that is comprised of 104 assisted living units and 34 memory care units. The project under construction is two miles away in a different town and is expected to open in Q1 2016. It is a 74 unit community comprised of 42 memory care units and 32 assisted living units. Our property is well located in a densely populated market with very strong demand. Belmont Village has a very large, long-time presence in the Los Angeles MSA with a deep referral network and brand recognition. While the development may impact occupancy and rates, particularly over the short term, occupancy at our community has historically been in the mid 90% range.

Boston

We own a 65 unit community in the Boston MSA managed by Benchmark that is comprised of 45 assisted living units and 20 memory care units. The project under construction is an 84 unit facility, expected to open in Q2 2016, and located one mile away in a different town. It will be comprised of 64 assisted living units and 20 memory care units. Benchmark has a very large, long-time presence in the Boston MSA with a deep referral network and brand recognition. While the project under construction may impact occupancy and rates, particularly over the short term, our property is 100% occupied, and is operated by a long-tenured management team.

We own a 79 unit community in the Boston MSA managed by Sunrise that is comprised of 64 assisted living units and 15 memory care units. The project under construction is two miles away in a different town and is expected to open in Q4 2017. It is a 130 unit community that will be half independent living, which is a different product type than ours. With respect to assisted living and memory care, the operator of the development project typically operates with a lower service package and price point than Sunrise. Our property is well located in a dense market and has consistently operated at occupancy above 95%. The project under construction may impact occupancy and rates initially, but longer-term may become a referral source for our property.

New York

We own a 63 unit community in the New York City MSA managed by Sunrise that is comprised of 41 assisted living units and 22 memory care units. The project under construction is three miles away and expected to open in Q2 2016. It is a 170 unit community located in a different town and will be half independent living, which is a different product type than our property. With respect to assisted living and memory care, the operator of the development project typically operates with a lower service package and price point than Sunrise. Sunrise has a very large, long-time presence in the New York City MSA with a deep referral network and brand recognition. Our property is well located with good visibility in a densely populated market with very strong demand and has consistently maintained occupancy above 90%. The project under construction may impact occupancy and rates initially, but longer-term may become a referral source for our property.

Chicago

We own a 90 unit memory care facility in the Chicago MSA managed by Silverado. The project under construction is three miles away and will include 101 units, comprised of 69 assisted living units and 32 memory care units. It is expected to open in Q2 2016 and will be operated by a company that offers a very different memory care service package than Silverado, the leading memory care specialist in the world with a unique clinical services offering including proprietary programming designed to help residents build and maintain cognitive ability. The project will be operated by a company with a limited presence in Illinois. It is not expected to have a material impact on our property and may serve as a referral source for our property.

We own a 77 unit community in the Chicago MSA managed by Sunrise that is comprised of 47 assisted living units and 30 memory care units. The project under construction, expected to open in Q2 2016, is one mile away and will be comprised of 69 assisted living units and 32 memory care units. Our property is operated by Sunrise, which has a very large, long-time presence in Chicago with a deep referral network and brand recognition. While the project under construction may impact occupancy and rates, particularly over the short term, it will be operated by a company that has only one other community in Illinois.

We own an 82 unit community in the Chicago MSA managed by Sunrise that is comprised of 52 assisted living units and 30 memory care units. The project under construction is two miles away, located in a different town, and expected to open in Q1

2016. It is a 152 unit community that will be half independent living, which is a different product type than ours, and will be operated by a company that offers a lower service package and price point for assisted living and memory care than Sunrise. Sunrise has a very large, long-time presence in the Chicago MSA with a deep referral network and brand recognition. Our property has consistently operated at occupancy of 90%. The project under construction should not have a material impact on our property but may impact occupancy and rates, particularly over the short term.

We own a 59 unit community in the Chicago MSA managed by Sunrise that is comprised of 46 assisted living units and 13 memory care units. The project under construction is comprised of 96 assisted living units. It is expected to open in Q3 2016 and is three miles away, located in a different town. Our property is operated by Sunrise, which has a very large, long-time presence in the Chicago MSA with a deep referral network and brand recognition. The project will be managed by a regional company that has a limited presence in the market.

We own a 122 unit community in the Chicago MSA managed by Belmont Village that is comprised of 61 assisted living units and 61 memory care units. There are two projects under construction located in different towns than our property that are two and three miles away. One is expected to open in Q1 2017 and is a 102 unit community that will be comprised of 68 assisted living units and 34 memory care units. The other is expected to open in Q1 2017 and is a 138 unit community that will be comprised of 80 assisted living units and 58 memory care units. These projects will be operated by companies that have different service packages and price points than Belmont Village. These projects may impact occupancy and rates at our property over the short term, however, our property has historically maintained strong occupancy above 90%.

We own a 156 unit community in the Chicago MSA managed by Belmont Village that is comprised of 89 assisted living units and 67 memory care units. The project under construction is a 72 unit memory care only community and is located more than two miles away in a different town. It is expected to open in Q3 2016 and will be operated by a company that offers a lower service package and price point than Belmont Village. This project may impact occupancy and rates for the memory care units at our property initially, but should not have a significant impact on the performance of our property.

San Diego

We own a 59 unit community in the San Diego MSA managed by Sunrise that is comprised of 42 assisted living units and 17 memory care units. An existing 501 unit project, located three miles away in a different town, is undergoing an expansion that will add 64 memory care units and is expected to open in Q1 2016. It is operated by a company with limited presence and name recognition in the market. Our property is in a different sub-market and is operated by Sunrise, a company with a very large, long-time presence in the San Diego MSA with a deep referral network and brand recognition. The project under construction should not have a material impact on our property.

We own a 144 unit facility in the San Diego MSA managed by Merrill Gardens that is comprised of 55 independent living units, 45 assisted living units and 44 memory care units. The project under construction, expected to open in Q2 2016, is a 64 unit memory care only community and is located two miles away. The project is a different product type than our community and while it may impact occupancy and rates over the short term in our memory care units, it should not have a material impact on the overall performance of our property.

Washington D.C.

We own a 47 unit assisted living community in the Washington DC MSA managed by Sunrise. It is well located in a densely populated market and has consistently operated at occupancy above 90%. The project under construction is located three miles away in a different town. It will include 68 assisted living units and 26 memory care units, and is expected to open in Q2 2016. The project under construction may have an impact on occupancy and rates at our property.

Seattle

We own a 64 unit community in the Seattle MSA managed by Sunrise that is comprised of 45 assisted living units and 19 memory care units. The project under construction, expected to open in Q4 2016, is more than one mile away and will be a 60 unit memory care facility. Our property is operated by Sunrise, which has a very large, long-time presence in the Seattle MSA with a deep referral network and brand recognition. While the project under construction may impact occupancy and rates, particularly over the short term at our 19 unit memory care wing, it should not have a material impact on the overall performance of our property.

Dallas

We own a 56 unit memory care facility in the Dallas MSA managed by Silverado. The project under construction is more than one mile away and will include 60 assisted living units and 60 memory care units. It is expected to open in Q1 2016 and will be operated by a company that offers a very different memory care service package than Silverado, the leading memory care

specialist in the world with a unique clinical services offering including proprietary programming designed to help residents build and maintain cognitive ability. The project under construction will be operated by a company that is new to Texas. It is not expected to have a material impact on our property and may serve as a referral source.

We own a 156 unit community in the Dallas MSA managed by Sunrise that is comprised of 80 independent living units, 50 assisted living units and 26 memory care units. It has consistently operated at occupancy above 90%. The project under construction, expected to open in Q1 2016, is one mile away and will be comprised of 60 assisted living units and 60 memory care units. Half of our property consists of independent living units, which is a different product type than the project under construction. Our property is operated by Sunrise, a company with a significant presence in Dallas and a deep referral network. While the project under construction may impact occupancy and rates, particularly over the short term, it will be operated by a company that is new to Texas.

We own a 211 unit community in the Dallas MSA managed by Belmont Village that is comprised of 71 independent living units, 113 assisted living units and 27 memory care units. The project under construction is located more than two miles away and is expected to open in Q1 2016. The project under construction is a 150 unit assisted living community. This project may impact occupancy and rates for our assisted living units, particularly over the short term, but should not have a material impact on the overall performance of our property.

Atlanta

We own an 83 unit community in the Atlanta MSA managed by Belmont Village that is comprised of 64 assisted living units and 19 memory care units. The project under construction is more than two miles away and is expected to open in Q1 2017. It is a 200 unit community that will be half independent living, which is a different product type than ours, and will be operated by a company with limited presence and name recognition in the market. While the project under construction may impact rates and occupancy at our property, particularly over the short term, our property is currently fully occupied.

Kansas City

We own a 67 unit facility in the Kansas City MSA managed by Senior Star comprised of 43 assisted living units and 24 memory care units. The project under construction is less than one mile away and is expected to open in Q4 2016. It is an 85 unit community comprised of 55 assisted living units and 30 memory care units. The project may have an impact on occupancy and rates at our property.

We own an 82 unit community in the Kansas City MSA managed by Sunrise that is comprised of 53 assisted living units and 29 memory care units. The project under construction is more than one mile away and is expected to open in Q2 2017. It is a 135 unit community that will be half independent living, which is a different product type than ours. The new project will be operated by a company with limited presence and name recognition in the market and, based on the operator's history, will operate with a lower service package than Sunrise. Sunrise has a long-time presence in the Kansas City MSA with a deep referral network and brand recognition. The project under construction should not have a material impact on our property.

Austin

We own a 90 unit memory care facility in the Austin MSA managed by Silverado. It opened in 2013, is well located and stabilized ahead of underwritten expectations. The project under construction, located more than one mile away, will include 77 assisted living units and 34 memory care units. It is expected to open in Q3 2016 and will be operated by a company that offers a very different memory care service package than Silverado, the leading memory care specialist in the world with a unique clinical services offering including proprietary programming designed to help residents build and maintain cognitive ability. The project under construction is not expected to have a material impact on our property and may serve as a referral source to Silverado.

Baton Rouge

We own a 79 unit community in the Baton Rouge MSA managed by Sunrise that is comprised of 55 assisted living units and 24 memory care units. The project under construction, expected to open in Q3 2016, is one mile away and will be a 48 unit memory care only facility. While the project under construction may impact occupancy and rates, particularly over the short term in our 24 unit memory care wing, it will be operated by a company with limited presence and name recognition in the market. There is another project under construction less than two miles away and expected to open in Q1 2017. It is a 213 unit facility, more than half of which is independent living, which is a different product type than ours. The operator of the development operates with a lower service package and price point. Our property, which is 95% occupied, is operated by Sunrise, which has a long-time presence in the Baton Rouge MSA with a deep referral network and brand recognition.

Columbus

We own a 50 unit community in the Columbus MSA managed by Sunrise that is comprised of 36 assisted living units and 14 memory care units. The project under construction is two miles away and is expected to open in Q1 2017. It is a 159 unit community that will be half independent living, which is a different product type than ours, and is located in a different town. With respect to assisted living and memory care, the operator of the development project typically operates with a lower service package and price point than Sunrise. Our property is well located in a deep market and has consistently maintained high occupancy. The project under construction may impact occupancy and rates initially, but longer-term may become a referral source for our property.

Louisville

We own a 120 unit community in the Louisville MSA managed by Belmont Village that is comprised of 82 assisted living units and 38 memory care units. The project under construction is expected to open in Q1 2016 and is three miles away in a different town. It will be a 144 unit assisted living facility that will offer a much lower service package and price point. Our property is well located and is currently fully occupied. The project under construction is not expected to have a material impact on our property.

Raleigh

We own a 74 unit community in the Raleigh MSA managed by Sunrise that is comprised of 48 assisted living units and 26 memory care units. The project under construction is three miles away and is expected to open in Q1 2017. It is a 66 unit community that will be comprised of 38 assisted living units and 28 memory care units. The project will be operated by a company that typically operates with a lower service package and price point than Sunrise. Our property has consistently maintained occupancy above 90%. The project under construction may impact occupancy and rates initially, but longer-term may become a referral source for our property.

Rochester

We own a 99 unit community in the Rochester MSA managed by Brookdale that is comprised of 69 assisted living units and 30 memory care units. The project under construction is expected to open in Q3 2016, is nearly two miles away and will be comprised of 57 independent living units and 33 memory care units. The project under construction is managed by a local operator that typically operates with a lower service package and price point. The project under construction is not expected to have a material impact on our property.

Sacramento

We own a 66 unit community in the Sacramento MSA managed by Oakmont that is comprised of 47 assisted living units and 19 memory care units. The project under construction is less than one mile away and is expected to open in Q3 2016. It is a 130 unit community that will be primarily independent living, which is a different product type than ours and therefore should not significantly impact our property. Our property is currently 100% occupied and has a waiting list for new residents.

Sarasota

We own a 341 unit facility in the Sarasota MSA managed by Discovery that is comprised of 298 independent living units, 31 assisted living units and 12 memory care units. The project under construction is a 54 unit memory care only facility, expected to open in Q3 2016, and is two miles away. The project is a very different product type than our community, which is predominately independent living (only 3.5% of units are memory care). Another project under construction is a 136 unit community comprised of 78 assisted living and 58 memory care units, expected to open in Q3 2016. It is two miles away and is expected to serve higher acuity residents. Occupancy for our community has consistently been in the mid 90% range and our considerable independent living component sources the assisted living and memory care components of our property. These projects are not expected to have a significant impact on our property.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating

Total Performance	4Q14	1Q15	2Q15	3Q15	4Q15
Properties	352	396	402	406	442
Beds/Units	39,605	44,221	44,667	44,914	51,218
Total occupancy	91.0%	90.1%	89.2%	89.9%	91.2%
Total revenues	$ 499,003	$ 505,323	$ 543,942	$ 547,259	$ 581,622
Operating expenses	$ 332,397	$ 344,070	$ 362,032	$ 365,966	$ 393,889
NOI	$ 166,606	$ 161,253	$ 181,910	$ 181,293	$ 187,733
NOI margin	33.4%	31.9%	33.4%	33.1%	32.3%
Total cap-ex/TI/LC	$ 10,626	$ 6,908	$ 11,379	$ 13,567	$ 17,636

Same Store Performance[1]	4Q14	1Q15	2Q15	3Q15	4Q15
Properties	341	341	341	341	341
Occupancy	91.0%	90.2%	89.8%	90.4%	91.2%
Cash revenues	$ 476,781	$ 474,787	$ 480,867	$ 487,505	$ 491,778
Compensation	188,096	190,341	190,050	194,619	197,751
Utilities	16,760	19,477	16,145	17,856	16,928
Food	17,572	16,904	17,173	17,470	17,885
Repairs and maintenance	14,560	11,608	11,531	11,794	11,959
Property taxes	11,511	13,302	12,891	13,322	13,045
All other	73,871	71,237	71,142	70,605	74,671
Cash operating expenses	322,370	322,869	318,932	325,666	332,239
Cash NOI	$ 154,411	$ 151,918	$ 161,935	$ 161,839	$ 159,539
Year over year growth rate					3.3%
TTM capex as a percentage of NOI					7.1%

Ownership (partners listed based on NOI)	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	152	11,845	98.2%
Revera	97	12,040	75.0%
Benchmark Senior Living	47	4,047	95.0%
Belmont Village	21	2,963	95.0%
Silverado Senior Living	22	1,936	95.2%
Chartwell Retirement Residences	41	7,935	54.4%
Senior Resource Group	12	2,486	47.5%
Brookdale Senior Living	15	1,970	80.0%
Senior Star Living	11	2,049	90.0%
Merrill Gardens	11	1,454	80.0%
Discovery Senior Living	6	1,930	53.6%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Signature Senior Lifestyle	2	188	100.0%
Total	442	51,218	

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance	$ 1,856,122	4.1%	4.7
Unconsolidated principal balance	$ 467,917	3.6%	7.9

Notes:
(1) See page 30 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Total Performance[1]	4Q14	1Q15	2Q15	3Q15	4Q15
Properties	226	229	238	239	243
Square feet	15,177,217	15,379,550	15,910,080	15,936,663	16,181,861
Occupancy[2]	94.5%	94.9%	95.1%	95.2%	95.1%
Total revenues	$ 105,353	$ 109,786	$ 111,427	$ 114,704	$ 113,606
Operating expenses	$ 33,300	$ 35,355	$ 35,161	$ 36,493	$ 34,826
NOI	$ 72,053	$ 74,431	$ 76,266	$ 78,211	$ 78,780
NOI margin	68.4%	67.8%	68.4%	68.2%	69.3%
Total cap-ex/TI/LC[2]	$ 5,041	$ 3,780	$ 4,983	$ 5,876	$ 4,478
Revenues per square foot[2]	$ 29.18	$ 30.06	$ 30.04	$ 31.00	$ 30.36
NOI per square foot[2]	$ 19.90	$ 20.27	$ 20.45	$ 20.97	$ 20.94

Same Store Performance[2, 3]	4Q14	1Q15	2Q15	3Q15	4Q15
Properties	211	211	211	211	211
Occupancy	94.5%	94.7%	94.8%	94.9%	94.9%
Cash revenues	$ 98,709	$ 100,314	$ 101,062	$ 101,189	$ 100,363
Cash operating expenses	$ 30,978	$ 31,830	$ 31,735	$ 32,163	$ 30,529
Cash NOI	$ 67,731	$ 68,484	$ 69,327	$ 69,026	$ 69,834
Year over year growth rate					3.1%
TTM capex as a percentage of NOI					6.9%

Portfolio Diversification by Tenant[2, 4]	Rental Income	% of Total
Aurora Health Care	$ 25,293	7.5%
Kelsey-Seybold	19,780	5.9%
Virtua	15,753	4.7%
Texas Health Resources	10,837	3.2%
Catholic Health Initiatives	9,880	2.9%
Remaining Portfolio	255,000	75.8%
Total	$ 336,543	100.0%

Quality Indicators[2]	
Health system affiliated properties as % of NOI	95.2%
Health system affiliated tenants as % of rental income	60.3%
Retention (trailing twelve months)	90.3%
In-house managed properties as % of square feet	99.0%
Average remaining lease term	6.9 yrs
Average building size (square feet)	66,592
Average age (years)	12

Expirations[2]	2016	2017	2018	2019	2020	Thereafter
Occupied square feet	929,118	1,098,766	999,626	1,089,356	1,251,256	9,398,911
% of occupied square feet	6.3%	7.4%	6.8%	7.4%	8.5%	63.6%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity (years)
Consolidated principal balance	$ 508,251	5.2%	2.5
Unconsolidated principal balance	$ 6,833	6.4%	5.9

Notes:
(1) Includes consolidated rental properties, mortgages, equity investments and development properties.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.
(3) Includes 211 same store properties representing 13,998,963 square feet. See page 30 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Total	Unit Mix: Independent Living	Unit Mix: Assisted Living	Unit Mix: Memory Care	Unit Mix: Long-term/Post-acute Care	Commitment Amount	Balance at 12/31/15	Estimated Conversion
Seniors Housing Triple-Net								
Oklahoma City, OK	60	-	-	60	-	$ 11,610	$ 8,719	1Q16
Stafford, UK	70	-	35	35	-	9,720	6,429	2Q16
London, UK	79	-	48	31	-	29,492	16,240	3Q16
Edmond, OK	142	45	74	23	-	24,500	11,667	3Q16
Carrollton, TX	104	20	60	24	-	18,900	7,681	3Q16
Raleigh, NC	225	165	27	18	15	79,050	36,301	4Q16
Tulsa, OK	145	48	74	23	-	25,800	6,290	4Q16
Livingston, NJ	120	-	88	32	-	48,868	18,481	1Q17
Bracknell, UK	64	-	40	24	-	16,293	7,080	1Q17
Lancaster, PA	80	-	47	33	-	15,875	2,725	1Q17
Lititz, PA	80	-	47	33	-	15,200	2,763	1Q17
Sunninghill, UK	96	-	72	24	-	27,133	9,737	2Q17
Bristol, UK	75	-	35	40	-	15,262	2,216	2Q17
Northampton, UK	80	64	16	-	-	22,119	1,629	4Q17
Subtotal	**1,420**	**342**	**663**	**400**	**15**	**$ 359,822**	**$ 137,958**	
Long-Term/Post-Acute Care								
Piscataway, NJ	124	-	-	-	124	$ 30,600	$ 19,386	4Q16
Seniors Housing Operating								
Solihull, UK	60	-	60	-	-	$ 12,614	$ 6,261	2Q16
Newbury, UK	66	-	66	-	-	14,112	7,643	3Q16
Sutton, UK	83	-	83	-	-	19,285	6,443	4Q16
Camberley, UK	102	12	90	-	-	15,344	14,066	4Q16
Sutton Coldfield, UK	64	-	64	-	-	13,602	4,447	4Q16
Birmingham, UK	80	-	80	-	-	13,200	4,117	4Q16
Adderbury, UK	60	-	60	-	-	12,614	4,567	4Q16
Bath, UK	61	-	61	-	-	12,669	3,734	1Q17
Leatherhead, UK	80	-	80	-	-	21,051	5,967	2Q17
High Wycombe, UK	72	-	72	-	-	15,552	3,643	2Q17
Bushey, UK	95	-	71	24	-	58,404	14,070	2Q18
Chertsey, UK	93	-	69	24	-	45,612	12,446	3Q18
Subtotal	**916**	**12**	**856**	**48**	**-**	**$ 254,059**	**$ 87,404**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/15	Estimated Conversion
Bel Air, MD	99,184	90%	Yes	$ 26,386	$ 18,153	1Q16
Richmond, TX	36,475	100%	Yes	11,670	7,277	1Q16
Stamford, CT	92,345	75%	Yes	41,735	9,886	3Q16
Missouri City, TX	23,863	100%	Yes	9,180	2,252	3Q16
Brooklyn, NY	140,955	100%	Yes	103,624	19,808	1Q17
Wausau, WI	43,883	100%	Yes	14,100	3,183	1Q17
Timmonium, MD	46,000	100%	Yes	20,786	8,514	2Q17
Subtotal	**482,705**			**$ 227,481**	**$ 69,073**	
Total Development Projects				**$ 871,962**	**$ 313,821**	

Notes:
(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[1]	2016 Funding (Projected Future Funding)	Funding Thereafter (Projected Future Funding)	Total Unfunded Commitments	Committed Balances
Seniors housing triple-net	14	1,420	7.3%	$ 181,054	$ 40,810	$ 221,864	$ 359,822
Long-term/post-acute care	1	124	9.0%	11,214	-	11,214	30,600
Seniors housing operating	12	916	10.2%	90,074	76,581	166,655	254,059
Outpatient medical	7	482,705	7.7%	123,383	35,025	158,408	227,481
Total	**34**		**8.3%**	**$ 405,725**	**$ 152,416**	**$ 558,141**	**$ 871,962**

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q15 actual	$ 16,592	7.5%
2Q15 actual	91,916	8.1%
3Q15 actual	13,127	7.2%
4Q15 actual	18,942	9.0%
1Q16 estimate	49,666	8.5%
2Q16 estimate	22,335	9.1%
3Q16 estimate	137,919	7.6%
4Q16 estimate	209,496	8.5%
1Q17 estimate	226,628	7.4%
2Q17 estimate	99,784	8.9%
4Q17 estimate	22,119	8.0%
2Q18 estimate	58,403	10.0%
3Q18 estimate	45,612	11.6%
	$ 1,012,539	8.3%

Annual Conversions

	Amount	Projected Yields[2]
2015 actual	$ 140,577	8.0%
2016 estimate	419,416	8.2%
2017 estimate	348,531	7.9%
2018 estimate	104,015	10.7%
	$ 1,012,539	8.3%

Unstabilized Properties

	9/30/15 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	12/31/15 Properties	Beds / Units
Seniors housing triple-net	54	(7)	-	1	48	4,280
Long-term/post-acute care	20	-	1	5	26	2,813
Seniors housing operating	12	(3)	-	-	9	832
Total	**86**	**(10)**	**1**	**6**	**83**	**7,925**

Occupancy	9/30/15 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	12/31/15 Properties
0% - 50%	21	-	1	1	(1)	22
50% - 70%	24	-	-	1	(3)	22
70% +	41	(10)	-	4	4	39
Total	**86**	**(10)**	**1**	**6**	-	**83**

Occupancy	12/31/15 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	22	5	$ 34,368	0.8%	$ 413,630	1.4%
50% - 70%	22	13	57,868	1.4%	568,851	1.9%
70% +	39	20	61,993	1.5%	677,296	2.2%
Total	**83**	**14**	**$ 154,229**	**3.8%**	**$ 1,659,777**	**5.5%**

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects.

(2) Actual yields may be higher if the USTN rate increases. OMs and SHOs represent stabilized yields.

(3) Includes revenues annualized from amounts presented on page 22.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Annualized NOI[1]			Pro rata beds/units/square feet
Seniors housing operating[2]	$	751,368	40,484 units
Seniors housing triple-net		593,456	41,387 units
Long-term/post-acute care		438,688	35,078 beds
Hospitals		21,532	197 beds
Outpatient medical		302,588	14,787,094 square feet
Total in-place NOI	$	2,107,632	
Incremental stabilized NOI[3]		15,472	
Total stabilized NOI	$	2,123,104	

Obligations

Lines of credit	$	835,000
Senior unsecured notes[4]		8,645,758
Secured debt[4]		3,391,850
Capital lease obligations		75,489
Total Debt	$	12,948,097
Add (Subtract):		
Other liabilities (assets), net[5]		221,038
Cash and cash equivalents[6]		(484,754)
Preferred stock		1,006,250
Net Obligations	$	13,690,631

Other Assets

Land parcels	$	58,205
Loans receivable[7]	$	1,061,931
Other investments[8]	$	144,446
Investments held for sale[9]	$	177,783
Development properties:[10]		
Current balance	$	322,015
Unfunded commitments		551,981
Committed balances	$	873,996
Projected yield		8.3%
Projected NOI	$	72,542

Common Shares Outstanding	354,778

Notes:

(1) See page 28 for reconciliation.
(2) Includes $13,961 attributable to our proportional share of income from unconsolidated management company investments.
(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.
(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $975.2 million of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	117,081
Below/(above) market lease intangibles, net		54,948
Deferred taxes, net		29,855
Derivative assets		129,520
Available-for-sale equity investments		(22,779)
In place lease intangibles, net		(38,406)
Other non-cash liabilities / (assets), net		27,698
Total non-cash liabilities/(assets), net	$	297,917

(6) Includes cash received from CPPIB joint venture buy-in subsequent to year-end.
(7) Includes non-real estate loans and excludes development loans and projected loan payoffs.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 19-20. Above also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

		4Q14	1Q15	2Q15	3Q15	4Q15
Revenues:						
Seniors housing triple-net						
Rental income	$	136,357 $	137,807 $	145,482 $	149,271 $	152,690
Interest income		6,263	8,059	8,483	9,384	10,003
Other income		52	694	291	198	284
Total revenues		142,672	146,560	154,256	158,853	162,977
Long-term/post-acute care						
Rental income		115,506	120,001	122,894	124,723	126,070
Interest income		2,616	6,639	9,707	10,071	11,761
Other income		1,466	3,118	679	771	763
Total revenues		119,588	129,758	133,280	135,565	138,594
Hospitals						
Rental income		2,788	5,203	10,208	10,203	10,042
Interest income		157	-	-	-	-
Other income		6	71	-	-	-
Total revenues		2,951	5,274	10,208	10,203	10,042
Seniors housing operating						
Resident fees and service		496,417	503,278	539,700	545,452	579,530
Interest income		1,054	1,031	1,042	1,054	1,054
Other income		1,532	1,014	3,200	753	1,038
Total revenues		499,003	505,323	543,942	547,259	581,622
Outpatient medical						
Rental income		108,984	112,648	113,864	116,647	115,948
Interest income		707	1,265	1,345	1,872	1,372
Other income		160	160	195	308	4,020
Total revenues		109,851	114,073	115,404	118,827	121,340
Life sciences						
Rental income		9,615	10,029	9,287	-	-
Non-segment/corporate						
Other income		479	22	39	22	1,008
Total						
Rental income		373,250	385,688	401,735	400,844	404,750
Resident fees and service		496,417	503,278	539,700	545,452	579,530
Interest income		10,797	16,994	20,577	22,381	24,190
Other income		3,695	5,079	4,404	2,052	7,113
Total revenues		**884,159**	**911,039**	**966,416**	**970,729**	**1,015,583**
Property operating expenses:						
Seniors housing operating		332,397	344,070	362,032	365,966	393,889
Outpatient medical		34,925	36,885	36,647	38,074	36,347
Life science		3,748	4,182	3,662	-	-
Total property operating expenses		**371,070**	**385,137**	**402,341**	**404,040**	**430,236**
Net operating income:						
Seniors housing triple-net		142,672	146,560	154,256	158,853	162,977
Long-term/post-acute care		119,588	129,758	133,280	135,565	138,594
Hospitals		2,951	5,274	10,208	10,203	10,042
Seniors housing operating		166,606	161,253	181,910	181,293	187,733
Outpatient medical		74,926	77,188	78,757	80,753	84,993
Life science		5,867	5,847	5,625	-	-
Non-segment/corporate		479	22	39	22	1,008
Net operating income	$	**513,089 $**	**525,902 $**	**564,075 $**	**566,689 $**	**585,347**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 27. Includes amounts from investments sold or held for sale. See pages 17-18 for more information. During the quarter ended December 31, 2014, certain properties were reclassified from Hospitals to the newly named Long-Term/Post-Acute Care category which was previously called Skilled Nursing/Post-Acute. Accordingly, all periods have been restated to reflect the current classifications.

(2) Certain of the reclassified properties referenced in Note 1 had incurred property operating expenses in prior periods but all such properties have been sold as of December 31, 2014 and no such costs are expected to be incurred going forward.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended December 31, 2015	Three Months Ended December 31, 2015
Net income	$ 888,549	$ 149,416
Interest expense[2]	492,169	131,097
Income tax expense (benefit)	6,451	2,682
Depreciation and amortization	826,240	222,809
Stock-based compensation	30,844	5,189
Loss (gain) on extinguishment of debt	34,677	(195)
EBITDA	**$ 2,278,930**	**$ 510,998**
Transaction costs	110,926	40,547
Loss/impairment (gain) on sales of properties, net	(278,167)	(31,385)
Loss / (gain) on derivatives	(58,427)	-
Other expenses[3]	40,636	35,648
Additional other income[4]	(2,144)	-
Timing adjustments and sales/held for sale[5]	3,747	(724)
Adjustments	**(183,429)**	**44,086**
Adjusted EBITDA	**$ 2,095,501**	**$ 555,084**
Interest Coverage Ratios		
Interest expense[2]	$ 492,169	$ 131,097
Capitalized interest	8,670	2,358
Non-cash interest expense	(2,586)	(2,878)
Total interest	**$ 498,253**	**$ 130,577**
EBITDA	$ 2,278,930	$ 510,998
Interest coverage ratio[6]	**4.57x**	**3.91x**
Adjusted EBITDA	$ **2,095,501**	$ **555,084**
Adjusted Interest coverage ratio	**4.21x**	**4.25x**
Fixed Charge Coverage Ratios		
Total interest[2]	$ 498,253	$ 130,577
Secured debt principal amortization	67,064	18,281
Preferred dividends	65,406	16,352
Total fixed charges	**$ 630,723**	**$ 165,210**
EBITDA	$ 2,278,930	$ 510,998
Fixed charge coverage ratio[7]	**3.61x**	**3.09x**
Adjusted EBITDA	$ **2,095,501**	$ **555,084**
Adjusted Fixed charge coverage ratio	**3.32x**	**3.36x**
Net Debt to EBITDA Ratios		
Total debt		$ 12,967,686
Less: cash and cash equivalents[8]		(484,754)
Net debt		**$ 12,482,932**
EBITDA Annualized		2,043,992
Net debt to EBITDA ratio		**6.11x**
Adjusted EBITDA Annualized		$ 2,220,336
Net debt to Adjusted EBITDA ratio		**5.62x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 27.

(2) Interest expense includes properties sold or classified as held for sale.

(3) Costs incurred during the current quarter related to the write-down of Genesis Healthcare stock investment, which nets against $58,427,000 derivative gain recorded in 1Q15. Twelve months ended also includes costs incurred related to the termination of our investment in a strategic medical office partnership and cash-based costs associated with the retirement of an executive officer.

(4) Early termination fee on loan payoff.

(5) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 28.

(6) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(7) A comparable covenant in our primary unsecured credit facility is a minimum of 1.50 times for the twelve months ended.

(8) Includes IRC section 1031 deposits, if any. Also includes cash received from CPPIB joint venture buy-in subsequent to year-end.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total	Net debt %[7]
Book Capitalization				
Lines of credit	$	835,000	3.0%	
Long-term debt obligations[1]		12,132,686	43.1%	
Debt to consolidated book capitalization[2]		**12,967,686**	**46.1%**	**45.4%**
Total equity		15,175,885	53.9%	
Consolidated book capitalization	**$**	**28,143,571**	**100.0%**	
Joint venture debt, net[3]		(86,417)		
Total book capitalization	**$**	**28,057,154**		
Undepreciated Book Capitalization				
Lines of credit	$	835,000	2.6%	
Long-term debt obligations[1]		12,132,686	38.0%	
Debt to consolidated undepreciated book capitalization		**12,967,686**	**40.6%**	**39.9%**
Accumulated depreciation and amortization		3,796,297	11.9%	
Total equity		15,175,885	47.5%	
Consolidated undepreciated book capitalization	**$**	**31,939,868**	**100.0%**	
Joint venture debt, net[3]		(86,417)		
Total undepreciated book capitalization	**$**	**31,853,451**		
Enterprise Value				
Lines of credit	$	835,000	2.2%	
Long-term debt obligations[1]		12,132,686	31.2%	
Debt to consolidated enterprise value		**12,967,686**	**33.4%**	**32.7%**
Common shares outstanding		354,778		
Period end share price		$68.03		
Common equity market capitalization		**24,135,525**	**62.1%**	
Noncontrolling interests		768,408	2.0%	
Preferred stock		1,006,250	2.5%	
Consolidated enterprise value	**$**	**38,877,869**	**100.0%**	
Joint venture debt, net[3]		(86,417)		
Total enterprise value	**$**	**38,791,452**		
Secured Debt as % of Total Assets[4]				
Secured debt[1]	**$**	**3,509,142**	**12.1%**	
Total assets	$	29,023,845		
Total Debt as % of Total Assets[5]				
Total debt[1]	**$**	**12,967,686**	**44.7%**	
Total assets	$	29,023,845		
Unsecured Debt as % of Unencumbered Assets[6]				
Unsecured debt[1]	**$**	**9,383,055**	**39.4%**	
Unencumbered assets	$	23,843,259		

Notes:
(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.
(2) A comparable covenant in our primary unsecured credit facility is a maximum of 60%.
(3) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt. See page 25.
(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured credit facility is a maximum of 30%.
(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.
(6) A comparable covenant in our primary unsecured credit facility is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.
(7) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $360,909,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[1]

Year	Rental Income: Seniors Housing Triple-net	Rental Income: Long-Term / Post-Acute Care	Rental Income: Hospitals	Rental Income: Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2016	$ -	$ -	$ -	$ 18,036	$ 7,459	$ -	$ 25,495	0.6%
2017	12,846	-	-	24,923	51,211	-	88,980	2.3%
2018	37,165	3,997	-	21,852	10,321	-	73,335	1.9%
2019	1,368	-	-	24,889	10,788	-	37,045	0.9%
2020	14,571	-	-	29,084	352	-	44,007	1.1%
2021	11,197	24,600	-	28,488	1,459	-	65,744	1.7%
2022	2,173	30,786	-	43,088	150	-	76,197	1.9%
2023	692	-	-	25,630	9,981	-	36,303	0.9%
2024	11,662	468	-	37,062	288	-	49,480	1.3%
2025	65,118	-	-	16,146	6,079	-	87,343	2.2%
2026	35,826	35,351	-	18,181	863	-	90,221	2.3%
Thereafter	432,558	412,278	28,667	49,164	6,953	2,337,736	3,267,356	82.9%
	$ 625,176	**$ 507,480**	**$ 28,667**	**$ 336,543**	**$ 105,904**	**$ 2,337,736**	**$ 3,941,506**	**100.0%**
Weighted Avg Maturity Years[2]	12	13	24	7	4	n/a	11	

Debt Maturities and Principal Payments[3]

Year	Lines of Credit[4]	Senior Notes[5,6,7]	Pro Rata Secured Debt	Combined Debt[8]	% of Total	Wtd. Avg. Interest Rate
2016	$ -	$ 400,000	$ 506,393	$ 906,393	7.0%	4.3%
2017	-	450,000	431,520	881,520	6.8%	4.7%
2018	-	450,000	541,926	991,926	7.7%	3.8%
2019	835,000	1,280,649	377,059	2,492,708	19.4%	2.7%
2020	-	666,779	153,547	820,326	6.4%	5.8%
2021	-	450,000	261,830	711,830	5.5%	5.1%
2022	-	600,000	206,322	806,322	6.3%	5.0%
2023	-	500,000	186,169	686,169	5.3%	3.8%
2024	-	400,000	183,575	583,575	4.5%	3.9%
2025	-	1,250,000	387,872	1,637,872	12.7%	3.8%
Thereafter	-	2,198,330	155,637	2,353,967	18.3%	4.8%
Totals	**$ 835,000**	**$ 8,645,758**	**$ 3,391,850**	**$ 12,872,608**	**100%**	
Weighted Avg Interest Rate[9]	1.3%	4.2%	4.5%	4.1%		
Weighted Avg Maturity Years	3.8	8.7	7.3	7.5		
% Floating Rate Debt	100.0%	7.9%	21.8%	17.8%		

Notes:

(1) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(2) Weighted average revenue maturity of 11 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(3) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $1.6 billion. As of December 31, 2015, letters of credit in the aggregate amount of $55 million have been issued which reduces the available borrowing capacity. The primary unsecured credit facility matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(5) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $181 million USD at December 31, 2015). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR + 97.5 bps for USD and CDOR + 97.5 bps for CAD.

(6) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $217 million USD at December 31, 2015). The notes mature on November 25, 2020.

(7) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $811 million USD at December 31, 2015). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $737 million USD at December 31, 2015). The notes mature on December 1, 2034.

(8) Excludes capital lease obligations of $75 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $71 million mature in April 2023 and $2 million have various maturities.

(9) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 92.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that net income attributable to common stockholders, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI and SSCNOI to be useful supplemental measures of its operating performance.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. In-Place NOI represents NOI excluding interest income, other income and non-cash NOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments and reclassifications that in management's opinion are appropriate in considering SSCNOI, a supplemental, non-GAAP performance measure. None of these adjustments or reclassifications, which may increase or decrease SSCNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. The company believes NOI, In-Place NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, In-Place NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	4Q14	1Q15	2Q15	3Q15	4Q15
Net operating income[1]	$ 513,089	$ 525,902	$ 564,075	$ 566,689	$ 585,347
Reconciling items:					
Interest expense[2]	(120,707)	(121,080)	(118,861)	(121,130)	(131,097)
Depreciation and amortization	(195,393)	(188,829)	(208,802)	(205,799)	(222,809)
General and administrative expenses	(27,616)	(34,755)	(38,474)	(36,950)	(36,854)
Transaction costs	(47,991)	(48,937)	(12,491)	(9,333)	(40,547)
Gain (loss) on derivatives, net	1,895	58,427	-	-	-
Gain (loss) on extinguishment of debt, net	(6,484)	(15,401)	(18,887)	(584)	195
Other expenses	-	-	(10,583)	-	(35,648)
Income tax benefit (expense)	(5,101)	304	(7,417)	3,344	(2,682)
Non-operating expenses from unconsolidated entities & noncontrolling interests	(16,057)	(20,834)	(8,212)	974	(2,172)
Gain (loss) on sales of properties, net	110,839	56,845	190,111	2,046	31,385
Impairment of assets	-	(2,220)	-	-	-
Preferred dividends	(16,352)	(16,352)	(16,352)	(16,352)	(16,352)
Loss (income) attributable to noncontrolling interests	(1,486)	(2,271)	(1,534)	(862)	4,165
	(324,453)	(335,103)	(251,502)	(384,646)	(452,416)
Net income (loss) attributable to common stockholders	$ 188,636	$ 190,799	$ 312,573	$ 182,043	$ 132,931

In-Place NOI Reconciliation

	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Hospitals	Seniors Housing Operating	Outpatient Medical	Corporate / Other	Total
Revenues	$ 162,977	$ 138,594	$ 10,042	$ 581,622	$ 121,340	$ 1,008	$ 1,015,583
Property operating expenses	-	-	-	393,889	36,347	-	430,236
Net operating income[1]	$ 162,977	$ 138,594	$ 10,042	$ 187,733	$ 84,993	$ 1,008	$ 585,347
Adjust:							
Interest income	(10,003)	(11,761)	-	(1,054)	(1,372)	-	(24,190)
Other income	(284)	(763)	-	(1,038)	(4,020)	(1,008)	(7,113)
Sold / held for sale	(545)	(129)	(2,790)	-	(2,544)	-	(6,008)
Non-cash NOI	(5,860)	(17,309)	(1,869)	195	(1,569)	-	(26,412)
Timing adjustments[3]	2,079	1,040	-	2,006	159	-	5,284
In-Place NOI at Welltower pro rata ownership	$ 148,364	$ 109,672	$ 5,383	$ 187,842	$ 75,647	$ -	$ 526,908
Annualized In-Place NOI at Welltower pro rata ownership	$ 593,456	$ 438,688	$ 21,532	$ 751,368	$ 302,588	$ -	$ 2,107,632

Notes:
(1) See page 22.
(2) Includes amounts related to properties sold or classified as held for sale.
(3) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands, except REVPOR)

SHO REVPOR Reconciliation

	CA	UK	US	Total
Consolidated revenues	$ 586,826	$ 586,826	$ 586,826	$ 586,826
Unconsolidated revenues attributable to Welltower[1]	39,149	39,149	39,149	39,149
Less revenues attributable to noncontrolling interests[2]	(44,353)	(44,353)	(44,353)	(44,353)
Total revenues at Welltower pro rata ownership	$ 581,622	$ 581,622	$ 581,622	$ 581,622
Less revenues not included in REVPOR calculation	(2,040)	(2,040)	(2,040)	(2,040)
Adjustment for standardized currency rate[3]	4,525	4,766	-	9,291
Less revenues not derived in country	(487,273)	(506,875)	(165,016)	-
Total local revenues	$ 96,834	$ 77,473	$ 414,566	$ 588,873
Average occupied units/month	11,770	2,588	20,926	35,284
REVPOR/month in USD	$ 2,720	$ 9,897	$ 6,550	$ 5,518
REVPOR/month in local currency[3]	$ 3,402	£ 6,410		

SS REVPOR Growth Reconciliation

Total:	1Q14	1Q15	2Q14	2Q15	3Q14	3Q15	4Q14	4Q15	Avg.
Consolidated SHO revenues[4]	$ 456,319	$ 494,561	$ 468,914	$ 539,805	$ 483,791	$ 547,081	$ 488,546	$ 586,826	
Pro rata adjustments[5]	46	10,762	8,659	4,137	8,494	178	10,457	(5,204)	
SHO pro rata revenues[6]	456,365	505,323	477,573	543,942	492,285	547,259	499,003	581,622	
Adjustments[7]	(16,477)	(48,686)	(14,596)	(67,249)	(16,970)	(58,342)	(22,222)	(89,844)	
SHO SS revenues[8]	$ 439,888	$ 456,637	$ 462,977	$ 476,693	$ 475,315	$ 488,917	$ 476,781	$ 491,778	
Avg. occupied units/month[11]	26,133	26,336	27,214	27,144	27,706	27,651	27,902	27,893	
SHO SS REVPOR[12]	$ 5,689	$ 5,860	$ 5,687	$ 5,870	$ 5,672	$ 5,846	$ 5,649	$ 5,829	
SS REVPOR growth		3.0%		3.2%		3.1%		3.2%	3.1%
United States:									
SHO SS revenues[8]	$ 439,888	$ 456,637	$ 462,977	$ 476,693	$ 475,315	$ 488,917	$ 476,781	$ 491,778	
Less non-US SS revenues[9]	(116,953)	(119,567)	(118,403)	(118,934)	(126,450)	(129,340)	(122,994)	(127,252)	
US SHO revenues[10]	$ 322,935	$ 337,070	$ 344,574	$ 357,759	$ 348,865	$ 359,577	$ 353,787	$ 364,526	
Avg. occupied units/month[11]	16,732	16,857	17,793	17,782	17,797	17,752	18,039	17,977	
US SHO SS REVPOR[12]	$ 6,523	$ 6,758	$ 6,473	$ 6,725	$ 6,481	$ 6,697	$ 6,484	$ 6,704	
US SS REVPOR growth		3.6%		3.9%		3.3%		3.4%	3.6%
United Kingdom:									
SHO SS revenues[8]	$ 439,888	$ 456,637	$ 462,977	$ 476,693	$ 475,315	$ 488,917	$ 476,781	$ 491,778	
Less non-UK SS revenues[9]	(380,655)	(396,693)	(402,714)	(417,178)	(409,027)	(421,074)	(415,151)	(427,643)	
UK SHO revenues[10]	$ 59,233	$ 59,944	$ 60,263	$ 59,515	$ 66,288	$ 67,843	$ 61,630	$ 64,135	
Avg. occupied units/month[11]	2,024	2,002	2,026	1,968	2,340	2,350	2,219	2,244	
UK SHO SS REVPOR[12]	$ 9,891	$ 10,119	$ 9,941	$ 10,110	$ 9,364	$ 9,544	$ 9,184	$ 9,450	
UK SS REVPOR growth		2.3%		1.7%		1.9%		2.9%	2.2%
Canada:									
SHO SS revenues[8]	$ 439,888	$ 456,637	$ 462,977	$ 476,693	$ 475,315	$ 488,917	$ 476,781	$ 491,778	
Less non-CA SS revenues[9]	(382,168)	(397,014)	(404,837)	(417,274)	(415,153)	(427,420)	(415,417)	(428,661)	
CA SHO revenues[10]	$ 57,720	$ 59,623	$ 58,140	$ 59,419	$ 60,162	$ 61,497	$ 61,364	$ 63,117	
Avg. occupied units/month[11]	7,378	7,477	7,395	7,394	7,572	7,550	7,644	7,672	
CA SHO SS REVPOR[12]	$ 2,644	$ 2,695	$ 2,628	$ 2,686	$ 2,627	$ 2,693	$ 2,654	$ 2,720	
CA SS REVPOR growth		1.9%		2.2%		2.5%		2.5%	2.3%

Notes:
(1) Represents Welltower's interest in joint venture properties where Welltower is the minority partner.
(2) Represents minority partners' share in joint venture properties where Welltower is the majority partner.
(3) Based on USD/CAD rate of 1.2506 and GBP/USD rate of 1.5439.
(4) Represents total consolidated revenues per U.S. GAAP which agree to or are derived from the relevant 10-Q/K.
(5) Represents amounts attributable to joint venture partners, both majority and minority.
(6) Represents total SHO revenues at Welltower pro rata ownership.
(7) Represents revenues not derived from local country properties or from non-SS properties, as well as non-cash revenues and normalizing adjustments for local country properties.
(8) Represents SS SHO revenues at Welltower pro rata ownership.
(9) Represents pro rata SS revenues derived outside the referenced country.
(10) Represents pro rata SS revenues derived solely from referenced country.
(11) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(12) Represents pro rata SS average revenues generated per occupied room per month related solely to the referenced country.

(dollars in thousands at Welltower pro rata ownership)

Same Store Cash NOI Reconciliation

	4Q14	1Q15	2Q15	3Q15	4Q15
Seniors Housing Triple-net					
NOI	$ 142,672	$ 146,560	$ 154,256	$ 158,853	$ 162,977
Non-cash NOI on same store properties	(5,236)	(6,843)	(6,818)	(7,566)	(8,982)
NOI attributable to non-same store properties	(21,556)	(22,795)	(29,836)	(32,898)	(34,711)
Normalizing adjustments[1]	(172)	130	49	(22)	122
SSCNOI	115,708	117,052	117,651	118,367	119,406
Long-Term/Post-Acute Care					
NOI	119,588	129,758	133,280	135,565	138,594
Non-cash NOI on same store properties	(14,799)	(16,156)	(16,707)	(16,649)	(16,557)
NOI attributable to non-same store properties	(14,288)	(22,965)	(23,611)	(25,713)	(28,771)
SSCNOI	90,501	90,637	92,962	93,203	93,266
Hospitals					
NOI	2,951	5,274	10,208	10,203	10,042
NOI attributable to non-same store properties	(2,951)	(5,274)	(10,208)	(10,203)	(10,042)
SSCNOI	-	-	-	-	-
Seniors Housing Operating					
NOI	166,606	161,253	181,910	181,293	187,733
Non-cash NOI on same store properties	246	245	247	249	248
NOI attributable to non-same store properties	(6,676)	(10,207)	(20,074)	(22,666)	(33,800)
NOI attributable to pre-Welltower ownership[2]	242	86	22	531	531
Normalizing adjustments[1]	(6,007)	541	(170)	2,432	4,827
SSCNOI	154,411	151,918	161,935	161,839	159,539
Outpatient Medical					
NOI	74,926	77,188	78,757	80,753	84,993
Non-cash NOI on same store properties	(2,186)	(1,732)	(1,706)	(1,567)	(1,407)
NOI attributable to non-same store properties	(5,009)	(6,972)	(7,724)	(10,160)	(13,752)
SSCNOI	67,731	68,484	69,327	69,026	69,834
Life Science					
NOI	5,867	5,847	5,625	-	-
NOI attributable to non-same store properties	(5,867)	(5,847)	(5,625)	-	-
SSCNOI	-	-	-	-	-
Corporate					
NOI	479	22	39	22	1,008
NOI attributable to non-same store properties	(479) -	(22) -	(39) -	(22)	(1,008)
SSCNOI	-	-	-	-	-
Total					
NOI	513,089	525,902	564,075	566,689	585,347
Non-cash NOI on same store properties	(21,975)	(24,486)	(24,984)	(25,533)	(26,698)
NOI attributable to non-same store properties	(56,826)	(74,082)	(97,117)	(101,662)	(122,084)
Same store cash NOI pre-Welltower ownership	242	86	22	531	531
Normalizing Adjustments	(6,179)	671	(121)	2,410	4,949
SSCNOI	$ 428,351	$ 428,091	$ 441,875	$ 442,435	$ 442,045

Notes :

(1) Includes adjustments to translate Canadian properties at a USD/CAD rate of 1.2506 and adjustments to translate UK properties at a GBP/USD rate of 1.5439.

(2) Includes adjustments for NOI relating to properties pre-Welltower ownership and to reflect consistent ownership percentages between prior quarters and current quarter.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR)

SSCNOI Growth Reconciliation

Total:	1Q14	1Q15	2Q14	2Q15	3Q14	3Q15	4Q14	4Q15	Avg.
SHO pro rata NOI[1]	$ 148,311	$ 161,253	$ 162,481	$ 181,910	$ 167,192	$ 181,293	$ 166,606	$ 187,733	
Adjustments[2]	(6,379)	(15,051)	(6,652)	(20,942)	(9,136)	(18,898)	(12,195)	(28,194)	
SHO pro rata SSCNOI[3]	$ 141,932	$ 146,202	$ 155,829	$ 160,968	$ 158,056	$ 162,395	$ 154,411	$ 159,539	
SHO SSCNOI growth		3.0%		3.3%		2.7%		3.3%	3.1%
United States:									
SHO pro rata SSCNOI[3]	$ 141,932	$ 146,202	$ 155,829	$ 160,968	$ 158,056	$ 162,395	$ 154,411	$ 159,539	
Less non-US SSCNOI[4]	(45,398)	(44,684)	(45,259)	(44,636)	(47,537)	(47,866)	(44,768)	(45,217)	
US SHO SSCNOI[5]	$ 96,534	$ 101,518	$ 110,570	$ 116,332	$ 110,519	$ 114,529	$ 109,643	$ 114,322	
US SHO SSCNOI growth		5.2%		5.2%		3.6%		4.3%	4.6%
United Kingdom:									
SHO pro rata SSCNOI[3]	$ 141,932	$ 146,202	$ 155,829	$ 160,968	$ 158,056	$ 162,395	$ 154,411	$ 159,539	
Less non-UK SSCNOI[4]	(118,761)	(123,887)	(133,062)	(139,495)	(134,251)	(138,866)	(132,550)	(138,282)	
UK SHO SSCNOI[5]	$ 23,171	$ 22,315	$ 22,767	$ 21,473	$ 23,805	$ 23,529	$ 21,861	$ 21,257	
UK SHO SSCNOI growth		-3.7%		-5.7%		-1.2%		-2.8%	-3.3%
Canada:									
SHO pro rata SSCNOI[3]	$ 141,932	$ 146,202	$ 155,829	$ 160,968	$ 158,056	$ 162,395	$ 154,411	$ 159,539	
Less non-CA SSCNOI[4]	(119,705)	(123,833)	(133,337)	(137,805)	(134,324)	(138,058)	(131,504)	(135,579)	
CA SHO SSCNOI[5]	$ 22,227	$ 22,369	$ 22,492	$ 23,163	$ 23,732	$ 24,337	$ 22,907	$ 23,960	
CA SHO SSCNOI growth		0.6%		3.0%		2.5%		4.6%	2.7%

SHO SSCNOI/Unit Reconciliation

Total	1Q15	2Q15	3Q15	4Q15	TTM
SHO pro rata NOI[1]	$ 161,253	$ 181,910	$ 181,293	$ 187,733	$ 712,189
Adjustments[6]	(9,335)	(19,975)	(19,454)	(28,194)	(76,958)
Total SSCNOI	$ 151,918	$ 161,935	$ 161,839	$ 159,539	$ 635,231
Average units in service[7]					30,739
SSCNOI per unit in USD					$ 20,665
United States	**1Q15**	**2Q15**	**3Q15**	**4Q15**	**TTM**
Total SHO SSCNOI	$ 151,918	$ 161,935	$ 161,839	$ 159,539	$ 635,231
Adjustments[6]	(43,607)	(44,819)	(46,366)	(45,217)	(180,009)
Total local SSCNOI	$ 108,311	$ 117,116	$ 115,473	$ 114,322	$ 455,222
Average units in service[7]					19,829
SSCNOI per unit in USD					$ 22,958
United Kingdom	**1Q15**	**2Q15**	**3Q15**	**4Q15**	**TTM**
Total SHO SSCNOI	$ 151,918	$ 161,935	$ 161,839	$ 159,539	$ 635,231
Adjustments[6]	(131,254)	(140,644)	(139,810)	(138,282)	(549,990)
Total local SSCNOI	$ 20,664	$ 21,291	$ 22,029	$ 21,257	$ 85,241
Average units in service[7]					2,584
SSCNOI per unit in USD					$ 32,988
SSCNOI per unit in GBP[8]					£ 21,367
Canada	**1Q15**	**2Q15**	**3Q15**	**4Q15**	**TTM**
Total SHO SSCNOI	$ 151,918	$ 161,935	$ 161,839	$ 159,539	$ 635,231
Adjustments[6]	(128,975)	(138,407)	(137,502)	(135,579)	(540,463)
Total local SSCNOI	$ 22,943	$ 23,528	$ 24,337	$ 23,960	$ 94,768
Average units in service[7]					8,326
SSCNOI per unit in USD					$ 11,382
SSCNOI per unit in CAD[8]					$ 14,234

Notes:

(1) Represents total SHO NOI at Welltower pro rata ownership. See pages 22 and 28.

(2) Represents NOI not derived from non-SS properties, as well as non-cash NOI and normalizing adjustments for SS properties. See page 25 for descriptions of non-SSCNOI items.

(3) Represents SHO SSCNOI at Welltower pro rata ownership.

(4) Represents pro rata SSCNOI derived outside the referenced country.

(5) Represents pro rata SSCNOI derived solely from referenced country.

(6) Represents NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI and normalizing adjustments for local country properties. See page 27 for descriptions of non-SSCNOI items.

(7) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

(8) Based on GBP/USD rate of 1.5439 and USD/CAD rate of 1.2506.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 18, 2016 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower

Welltower Inc. (NYSE:HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns more than 1,400 properties in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com